Exhibit 10.4

INVESTMENT AGREEMENT

by and between

WASHINGTONFIRST BANKSHARES, INC.,

and

ENDICOTT OPPORTUNITY PARTNERS III, L.P.

Dated as of May 3, 2012

i

	ARTICLE III

	REPRESENTATIONS AND WARRANTIES OF PURCHASER
3.1	Organization and Authority	19
3.2	Authorization	19
3.3	Purchase for Investment	20
3.4	Financial Capability	21
3.5	Brokers and Finders	21
3.6	Knowledge as to Conditions	21
3.7	Disclaimer of Additional and Implied Warranties	21

	ARTICLE IV

	COVENANTS
4.1	Filings; Other Actions	21
4.2	Access, Information	22
4.3	Confidentiality	23
4.4	Conduct of the Business	23
4.5	Tax Matters	24
4.6	Approval of Company Shareholders	24
4.7
4.8	Terms of Notes	24
4.9

	ARTICLE V

	ADDITIONAL AGREEMENTS
5.1	Legend	24
5.2	Alternative Transactions	25
5.3	Indemnity	25
5.4	Information Rights	27
5.5	Registration Rights	27
5.6	Subscription Rights	34
5.7	Board Representative	34
5.8	Regulatory Matters	36
5.9	MFN Provision	36

	ARTICLE VI

	TERMINATION
6.1	Termination	36
6.2	Effects of Termination	37

	ARTICLE VII

	MISCELLANEOUS
7.1	Survival	38
7.2	Expenses	38
7.3	Amendment; Waiver	39
7.4	Counterparts and Facsimile	39
7.5	Governing Law	39
7.6	Waiver of Jury Trial	39
7.7	Notices	39
7.8	Entire Agreement, Etc	40
7.9	Interpretation; Other Definitions	40
7.10	Captions	41
7.11	Severability	41
7.12	No Third Party Beneficiaries	42
7.13	Assignment	42
7.14	Public Announcements	42
7.15	Enforcement Costs	42
7.16	No Recourse	42

SCHEDULES

Schedule 1.4	Sample calculation of the Preliminary TBV Amount and

the Preliminary TBV Per Share and the Form of

Preliminary TBV Statement

Company Disclosure Schedule

EXHIBITS

Exhibit A	Amendment to Articles of Amendment Establishing Non-

Voting Common Stock

INDEX OF DEFINED TERMS

Acquisition	1
Affiliate	40
Agreement	1
Alliance	1
Bank	4
beneficial owner	41
BHCA	7
Budget	27
Burdensome Condition	4
business day	41
Capital Raise	1
Closing	2
Closing Date	2
Code	13
Common Stock	1
Company	1
Company Consolidated Financial Statements	10
Company Reports	11
Company Sold Loans	14
Debt Transaction	1
Demand Registration	27
Dispute Notice	6
Dodd-Frank Act	16
Estimated Closing Price	5
Exchange Act	9
Expense Reimbursement	38
FDIA	9
Federal Reserve Board	4
FHA	15
FHLMC	15
FICA	13
Final Closing Price	6
FNMA	15
GNMA	15
Governmental Entity	3
Indemnified Party	25

Indemnifying Party	26
Independent Accounting Firm	6
knowledge of the Company	41
Loans	14
Losses	25
NASDAQ	9
New Security	33
Non-Voting Stock	1
Note	1
Other Equity Transactions	1
Other Investment Transactions	1
Outside Date	36
person	41
Preliminary Closing Price	5
Preliminary Closing Statement	5
Preliminary TBV Amount	5
Preliminary TBV Balance Sheet	5
Preliminary TBV Per Share	5
Preliminary TBV Statement	5
Purchase Price	2
Purchased Shares	1
Purchaser	1
Purchaser Indemnified Party	25
Purchaser Nominee	34
Registrable Securities	27
Reorganization Agreement	1
Representatives	6
RESPA	14
SEC	28
Securities Act	9
the Company Disclosure Schedule	7
the Company Returns	13
Transfer Taxes	24
VA	15
VBFI	11
VFIC	9
Warrants	8

v

INVESTMENT AGREEMENT

This Investment Agreement dated as of May 3, 2012 (this “Agreement”), by and between WashingtonFirst Bankshares, Inc., a corporation organized under the laws of the Commonwealth of Virginia (the “Company”), and Endicott Opportunity Partners III, L.P., a limited partnership organized under the laws of Delaware (the “Purchaser”).

WHEREAS, the Company intends to issue and sell to Purchaser, and Purchaser intends to purchase from the Company, as an investment in the Company, shares of the Company’s common stock, par value $.01 (the “Common Stock”), and shares of the Company’s non-voting common stock, par value $.01, which shall be established by an amendment to the Company’s articles of incorporation, the form of which is hereto as Exhibit A (the “Non-Voting Stock”), on the terms and conditions described herein; and

WHEREAS, certain other investors are entering into investment or subscription agreements with the Company pursuant to which, contemporaneously or nearly contemporaneously with the Closing, such investors will also purchase shares of Common Stock (the “Other Equity Transactions”) and the Company proposes to issue to an institutional investor a fixed rate subordinated note (and associated detachable warrant to purchase Common Stock) (the “Note”) with an aggregate principal amount of up to $2,500,000 (the “Debt Transaction” and together with the Other Equity Transactions, the “Other Investment Transactions”). The aggregate gross proceeds anticipated to be received by the Company pursuant to the transactions contemplated by this Agreement and such Other Investment Transactions shall be at least a $20,000,000 capital raise (the “Capital Raise”); and

WHEREAS, the Company has entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and between the Company; Alliance Bankshares Corporation (“Alliance”), a corporation organized and existing under the laws of the Commonwealth of Virginia; and Alliance Bank Corporation, a Virginia chartered commercial bank and a wholly owned subsidiary of Alliance (“Alliance Bank”), pursuant to which the Company shall acquire all of the issued and outstanding capital stock of Alliance (the “Acquisition”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereafter set forth, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1 Purchase. On the terms and subject to the conditions set forth herein, the Purchaser will purchase from the Company, and the Company will sell to the Purchaser, a number of shares of Common Stock and Non-Voting Stock determined in accordance with Section 1.2(b)(2) (collectively, the “Purchased Shares”).

1.2 Closing.

(a) Subject to the satisfaction or waiver of the conditions contained in Section 1.3, the closing of the purchase and sale of the Purchased Shares referred to in Section 1.1 (the “Closing”) shall occur at the principal offices of the Company, or at such other place designated by the parties in writing, at a time and on a date specified in writing by the parties, which date shall be not later than ten calendar days after the Company delivers to the Purchaser notice that all conditions to the closing of the Acquisition have been satisfied or waived. The date of the Closing is referred to as the “Closing Date.”

(b) Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing set forth in Section 1.3, at the Closing:

(1) The Company will deliver to Purchaser the Expense Reimbursement (as defined below) (to the extent not reimbursed at the execution of this Agreement) in accordance with Section 7.2, by wire transfer of immediately available funds to an account or accounts designated by the Purchaser;

(2) The Purchaser will purchase a minimum of $11,000,000, and, in the sole discretion of the Company up to an additional $2,000,000, of whole shares of Common Stock and Non-Voting Stock (the “Purchased Shares”); provided that at the Closing the Purchaser shall first acquire the maximum number of shares of Common Stock that can be acquired by the Purchaser such that the Purchaser’s ownership of Common Stock shall equal, but not exceed, 9.9% of the Company’s total issued and outstanding Common Stock after giving effect to the Closing, the closing of the Other Investment Transactions and the closing of the Acquisition, and the balance shall be acquired by the Purchaser as Non-Voting Stock.

(3) The Company will instruct the Company’s transfer agent to deliver to the Purchaser the Purchased Shares, as evidenced in each case by one or more certificates (allocated in the amounts the Purchaser shall request) to be dated the Closing Date and bearing the appropriate legends as herein provided for and free and clear of all liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than restrictions on transfer arising under federal and state securities laws.

(4) The Purchaser will deliver to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, an amount equal to (a) the Estimated Closing Price (as defined below), multiplied by, (b) the number of Purchased Shares (the “Purchase Price”).

1.3 Conditions to Closing.

(a) Mutual Closing Conditions. The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the fulfillment or written waiver by the Purchaser and the Company at or prior to the Closing of the following conditions:

(1) No provision of any applicable law or regulation and no judgment, injunction, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign (each, a “Governmental Entity”), shall prohibit the Closing or shall prohibit or restrict the Purchaser or its Affiliates (as defined below) from owning any Purchased Shares, voting any Purchased Shares that are shares of Common Stock or exercising any of its rights hereunder, including the registration rights contained in Section 5.5, and no lawsuit or formal administrative proceeding shall have been commenced by any Governmental Entity seeking to effect any of the foregoing.

(2) The conditions to the closing of the Acquisition shall have been satisfied or waived.

(b) Purchaser Closing Conditions. The obligation of the Purchaser to purchase the Purchased Shares at the Closing is also subject to the fulfillment or written waiver by the Purchaser at or prior to the Closing of each of the following conditions:

(1) The Company shall have performed in all material respects all obligations required to be performed by it at or prior to Closing.

(2) The representations and warranties of the Company (i) contained in Section 2.1(a), Section 2.2(a), Section 2.2(b) and Section 2.3 shall be true and correct in all respects at and as of the Closing Date (except for such representations and warranties that expressly speak as of an earlier date, which representations and warranties shall be true as of such specified date), and (ii) contained in all other subsections of ARTICLE II hereof shall, without giving effect to any materiality or material adverse effect qualifications therein, be true and correct at and as of the Closing Date (except for such representations and warranties that expressly speak as of an earlier date, which representations and warranties shall be true as of such specified date), except for such failures to be true and correct as, individually or in the aggregate, would not be material and do not constitute a material adverse effect on the Company and the Bank, taken as a whole.

(3) Purchaser shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.3(b)(1) and Section 1.3(b)(2) have been satisfied.

(4) Since December 31, 2011, no fact, event, change, condition, development, circumstance or effect shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect.

(5) Any regulatory approvals required to consummate the transactions contemplated by this Agreement shall have been made or been obtained and shall be in full force and effect, and all statutory waiting periods in respect thereof shall have expired; provided, however, that (x) no such required regulatory approval shall impose or contain any restraint or condition that would impair in any material respect the benefits to the Purchaser of the transactions contemplated by this Agreement and (y) other than such restrictions as are commonly imposed by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) in its standard passivity commitments, no such required regulatory approval shall impose any restrictions on any activities or otherwise on, require any modification of governance, fee or carried interest arrangements with respect to, or impose any capital or other requirements on, the Purchaser or any of its Affiliates, including any agreement or requirement to maintain or contribute, directly or indirectly, to the capital of WashingtonFirst Bank, a Virginia chartered commercial bank and wholly-owned subsidiary of the Company (the “Bank”), or the Company (each, a “Burdensome Condition”) and, provided, further that, notwithstanding any other provision of this Agreement, the imposition of a Burdensome Condition in connection with any such required regulatory approval shall constitute a denial of such required regulatory approval and such required regulatory approval shall be deemed not received for all purposes in this Agreement, including Section 6.1(d).

(6) The Purchaser shall have received a copy of an amendment to the Company’s articles of incorporation, in the form attached hereto as Exhibit A, as certified by the Commonwealth of Virginia, which amendment shall authorize the Non-Voting Stock.

(7) The Company shall have delivered or caused to have been delivered to the Purchaser the number of the Purchased Shares registered in the name of the Purchaser.

(8) The Capital Raise shall have resulted in not less than $20,000,000 in proceeds to the Company.

(c) Company Closing Conditions. The obligation of the Company to effect the Closing is subject to the fulfillment or written waiver by the Company at or prior to the Closing of the following additional conditions:

(1) The Purchaser shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing.

(2) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly relates to a specified earlier date, in which case such representation and warranty need only be true and correct as of such specified earlier date), except where the failure of such representations and warranties to be so true and correct (without regard to materiality or material adverse effect qualifiers contained therein) would not prevent consummation by the Purchase of the transactions contemplated by this Agreement.

(3) The Company shall have received a certificate signed on behalf of Purchaser by an authorized signatory certifying to the effect that the conditions set forth in Section 1.3(c)(1) and Section 1.3(c)(2) have been satisfied.

(4) Any regulatory approvals required to consummate the transactions contemplated by this Agreement shall have been made or been obtained and shall be in full force and effect as of the Closing Date, and all statutory periods in respect thereof shall have expired.

1.4 Preliminary TBV Statements; Estimated Closing Price. Not later than five (5) business days prior to the Closing Date, the Company shall prepare and deliver to Purchaser the following information (the “Preliminary TBV Statement”): (1) an unaudited consolidated balance sheet as of the month-end immediately preceding the month in which the Closing is scheduled to occur, prepared by the Company (A) in accordance with GAAP consistently applied and in a manner consistent with the accounting policies and methodologies used in the preparation of the Company’s consolidated balance sheet as of December 31, 2011, (B) giving effect to consummation of the Acquisition and the issuance of any other shares between such month-end and the Closing Date and (C) without giving effect to the Capital Raise, the Expense Reimbursement, the fees and reimbursements payable to SunTrust Robinson Humphrey and the Company’s out-of-pocket expenses related to the negotiation, execution and performance of this Agreement and the Other Investment Transactions (notwithstanding the requirements of GAAP) (the “Preliminary TBV Balance Sheet”); (2) the pro forma consolidated tangible book value of the Company obtained by subtracting from the amount of common shareholders’ equity reflected on the Preliminary TBV Balance Sheet goodwill and other intangible assets (the “Preliminary TBV Amount”); (3) the number of outstanding shares of Common Stock and Non-Voting Stock as of the immediately preceding month-end and after giving effect to consummation of the Acquisition and the issuance of any other shares between such month-end and the Closing Date; (4) the amount obtained by dividing the amount determined pursuant to clause (2) by the number of outstanding shares of Common Stock and Non-Voting Stock determined pursuant to clause (3) (such amount, the “Preliminary TBV Per Share”); and (5) the number of shares of Common Stock and Non-Voting Stock to constitute the Purchased Shares. The Preliminary TBV Per Share shall be rounded to the nearer whole cent (with one-half cent being rounded upwards) (such amount, the “Estimated Closing Price”). In the event that the Purchaser disputes any such Preliminary TBV Statement in any respect, the Company and the Purchaser shall cooperate in good faith to resolve such dispute as promptly as practicable. Schedule 1.4 contains a sample calculation of the Preliminary TBV Amount, the Estimated Closing Price and the Preliminary TBV Per Share and the form of Preliminary TBV Statement.

1.5 Post-Closing Adjustment.

(a) Preliminary Closing Statement; Preliminary Closing Price. Not later than fifteen (15) days following the consummation of the Acquisition, the Company shall deliver to the Purchaser a Preliminary TBV Statement as of the Closing Date prepared in a manner consistent with the procedures, methodologies and requirements described in Section 1.4 (the “Preliminary Closing Statement”). The Preliminary Closing Statement shall include a calculation of the Preliminary TBV Per Share as of the Closing Date (such amount, the “Preliminary Closing Price”).

(b) If the Closing occurs, the Purchaser shall have a period of twenty (20) business days following the delivery of the Preliminary Closing Statement to notify the Company in writing if it disputes the Preliminary Closing Statement, including the Preliminary Closing Price, in any respect (the “Dispute Notice”).

(c) In connection with the Purchaser’s review, the Purchaser and its directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively “Representatives”) shall have reasonable access, during normal business hours and upon reasonable notice, to all relevant work papers, schedules, memoranda and other documents prepared by the Company in connection with its preparation of the Preliminary Closing Statement and to finance and accounting personnel of the Company and any other information which Purchaser reasonably requests, and the Company shall cooperate with Purchaser and its Representatives in connection therewith.

(d) In the event that the Purchaser shall deliver a Dispute Notice to the Company, the Company and the Purchaser shall cooperate in good faith to resolve such dispute as promptly as practicable and, upon such resolution, if any, any adjustments to the Preliminary Closing Price, shall be made in accordance with the agreement of the Company and the Purchaser. If the Company and the Purchaser are unable to resolve any such dispute or portion thereof within ten (10) business days (or such longer period as the Company and the Purchaser shall mutually agree in writing) of the Purchaser’s delivery of such Dispute Notice, the items remaining in dispute shall be resolved by the Independent Accounting Firm (as defined below), and such determination shall be final and binding on the parties. The Independent Accounting Firm shall calculate the amounts for items in dispute in accordance with GAAP and in a manner consistent with the accounting policies and methodologies used in the preparation of the Company’s financial statements as of and for the year ended December 31, 2011. The Independent Accounting Firm shall not be permitted or authorized to determine an amount with respect to any disputed item that is outside of the range between the amounts of such disputed item as finally proposed by the Company and the Purchaser. Any in person meetings with the Independent Accounting Firm shall be held in Virginia. The Independent Accounting Firm shall be instructed to use reasonable best efforts to deliver to the Company and the Purchaser a written report setting forth the resolution of each disputed matter within thirty (30) days of submission of the Dispute Notice to it and, in any case, as promptly as practicable after such submission. The determination of the Independent Accounting Firm shall be considered a final arbitral award and shall be final, binding and conclusive on the parties thereto, and may be entered and enforced in any court having jurisdiction. Any expenses relating to the engagement of the Independent Accounting Firm in respect of its services pursuant to this Section 1.5 shall be shared equally by the Company and the Purchaser. The “Final Closing Price” shall be (i) if the Purchaser and the Company agree in writing, equal to such amount so agreed in writing, (ii) if no Dispute Notice has been timely delivered by Purchaser, equal to the Preliminary Closing Price as prepared by the Company, or (iii) if a Dispute Notice has been timely delivered by Purchaser, as determined pursuant to the resolution of such dispute in accordance with this Section 1.5. “Independent Accounting Firm” shall mean a certified public accounting firm of national reputation that has not provided professional services to the Company, Bank, or Purchaser within the past ten (10) years, which firm shall be reasonably acceptable to the Company and the Purchaser. If the Company and the Purchaser are unable to agree upon an acceptable Independent Accounting Firm within ten (10) business days (or such longer period as the Company and the Purchaser shall mutually agree in writing) of the Purchaser’s delivery of the Dispute Notice, the Independent Accounting Firm shall be selected as soon as reasonably practicable by an arbitrator located in Virginia, selected by the American Arbitration Association.

(e) Within two (2) business days of the determination of the Final Closing Price pursuant to this Section 1.5, (1) if the Final Closing Price exceeds the Estimated Closing Price, Purchaser shall pay in cash to the Company an amount equal to the product of (A) such excess and (B) the number of Purchased Shares determined in accordance with Section 1.2(b)(2) to an account or accounts designated in writing by the Company, and (2) if the Final Closing Price is less than the Estimated Closing Price, the Company shall issue to the Purchaser the maximum amount of additional whole shares of Common Stock and Non-Voting Stock which the Purchaser can purchase (subject to the allocations and restrictions referred to in the last sentence of Section 1.2(b)(2)) with the remaining amount of funds which are equal to the product of (A) such difference (expressed as a positive number) and (B) the number of Purchased Shares determined in accordance with Section 1.2(b)(2), and if all such amount cannot be used to purchase additional whole shares due to such allocations and restrictions, the remaining cash shall be promptly paid to Purchaser.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as set forth in the disclosure schedule delivered by the Company to Purchaser prior to the date hereof (the “Company Disclosure Schedule”), the Company represents and warrants to Purchaser as follows:

2.1 Organization and Authority.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”) and has the corporate power and authority to own its properties and assets and to carry on its business, and the business of its subsidiaries, as now being conducted and to enter into and carry out its obligations under this Agreement.

(b) The Company is qualified to do business as a foreign corporation in each jurisdiction where such qualification is necessary, except where the failure to obtain such qualification would not have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations, of the Company and the Bank, taken as a whole. The Company has all necessary governmental authorizations to own or lease its properties and assets, and carry on its business as now being conducted, with the exception of those authorizations which the failure to obtain would not have a material adverse effect on the business, operations, assets, financial condition, prospects or result of operations of the Company and the Bank, taken as a whole.

2.2 Capitalization of the Company.

(a) As of March 31, 2012, the authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $.01 per share, of which 2,908,526 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $5.00 per share, issuable in series of which 17,796 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series D, are outstanding. As of March 31, 2012, there were outstanding options to purchase 608,378 shares (and outstanding restricted stock awards with respect to 49,507 shares) of Common Stock pursuant to the Company 2010 Equity Compensation Plan and outstanding warrants to purchase 158,739 shares of Common Stock (the “Warrants”). As of the date hereof, there are no other shares of capital stock or other equity securities of the Company outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock or other equity security of the Company, or contracts, commitments, understandings, or arrangements by which the Company was or may become bound to issue additional shares of its capital stock or other equity security or options, warrants, scrip, rights to purchase or acquire, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock or other equity security.

(b) All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable under the VSCA. When issued in accordance with the provisions of the Reorganization Agreement, all of the shares of the Common Stock to be issued in exchange for shares of common stock of Alliance will be duly authorized and validly issued shares of the Company and will be fully paid and nonassessable under the VSCA. When issued in accordance with the provisions of this Agreement, all of the shares of Common Stock and Non-Voting Stock to be issued to Purchaser will be duly authorized and validly issued shares of the Company will be fully paid and nonassessable under the VSCA. No shares of Common Stock have been, and none of the shares of Common Stock or Non-Voting Stock to be issued to Purchaser pursuant to this Agreement will be, issued in violation of the preemptive or preferential rights of any holder of the Company capital stock. The Company has reserved a sufficient number of shares of Common Stock and Non-Voting Stock for the purpose of issuance pursuant to this Agreement.

(c) None of the outstanding shares of Common Stock were issued in violation of the registration provisions of the Securities Act or applicable state securities or blue sky laws.

2.3 Authorization.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and, except for receipt of the requisite votes of WFBI shareholders no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Subject to the approvals of government agencies having regulatory authority over the Company or as may be required by statute or regulation, this Agreement is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws or equitable principles affecting creditors’ rights generally and subject to general equitable principles which may limit the enforcement of certain remedies.

(b) Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions of this Agreement, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Bank under any of the terms, conditions or provisions of: (x) the articles of incorporation or bylaws of the Company or the Bank, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or the Bank is a party or by which it may be bound, or to which the Company or the Bank or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Bank or any of their respective properties or assets. The delivery of the Purchased Shares being issued and sold pursuant to the terms of this Agreement will pass valid title to such Purchased Shares free and clear of any liens or defect in title to Purchaser, which the Company assumes is purchasing such Purchased Shares in good faith and without notice of any Lien or defect in title, other than restrictions on transfer arising under federal and state securities laws.

(c) Other than in connection or in compliance with the applicable provisions of the VSCA, Title 6.2 of the Code of Virginia (the “VFIC”), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), the rules and regulations of The Nasdaq Stock Market (“NASDAQ”), the securities or blue sky laws of the various states and consents, authorizations, approvals or exemptions required under the BHCA or the Federal Deposit Insurance Act, as amended (the “FDIA”), or any applicable federal or state banking statute (including those relating to mortgage banking, brokerage or lending activities), no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(d) Excluding any passivity agreements which may be required of Purchaser by the Federal Reserve Board, the Company has no reason to believe that any required regulatory consent or approval will not be received or will be received with conditions or restrictions which Purchaser would deem unduly burdensome, or which would have an adverse impact on its capacity to consummate the transactions contemplated hereby.

2.4 Accounting Matters.

(a) Each of the Company and the Bank has established and maintains a system of internal control over financial reporting that is effective to provide reasonable assurance regarding the reliability of the Company’s and the Bank’s financial reporting and the preparation of the Company’s and the Bank’s financial statements for external purposes in accordance with GAAP. The Company has no knowledge of (i) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. The Company is not aware of any change in the Company’s or the Bank’s internal control over financial reporting that has occurred since December 31, 2011 that has materially affected, or is reasonably likely to materially affect, the Company’s or the Bank’s internal control over financial reporting.

(b) Since December 31, 2009 (i) neither the Company nor the Bank has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, written or oral, regarding the accounting or auditing practices, or internal procedures or accounting controls, methodologies or methods of the Company or the Bank, including but not limited to any complaint, allegation, assertion or claim that the Company or the Bank has engaged in any questionable accounting or auditing practice, or regarding any violation of the securities laws; and (ii) no attorney representing the Company or the Bank has reported to their respective Boards of Directors, committee thereof, any member thereof or any executive officer, evidence of a material violation of the securities or banking laws, breach of fiduciary duty or similar violation by the Company or the Bank or any of their respective officers, directors, employees or agents.

2.5 Financial Statements. The audited consolidated balance sheets of the Company as of December 31, 2011 and 2010 and the related audited consolidated statements of income, shareholders’ equity, and cash flows for the three years ended December 31, 2011 included in the Company’s Annual Report to Shareholders for the year ended December 31, 2011(the “Company Consolidated Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis, and present fairly, in all material respects, its financial position and its consolidated results of operations, shareholders’ equity and cash flows. The audited consolidated balance sheets of the Company as of future dates and the related audited consolidated statements of operations, changes in shareholders’ equity and cash flows for the periods then ended, which may be provided by the Company to Purchaser subsequent to the date hereof, will be prepared in accordance with GAAP applied on a consistent basis, and will present fairly, in all material respects, its consolidated financial position as of such dates and its consolidated results of operations, changes in shareholders’ equity and cash flows for such periods. The unaudited interim financial statements which may be provided to Purchaser subsequent to the date hereof will be prepared in accordance with GAAP applied on a consistent basis, and will present fairly, in all material respects, the consolidated financial position of the Company at the dates and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company for the periods stated therein, except that the Company unaudited interim financial statements will omit the footnote disclosures, and will be subject to normal year end adjustments, required by GAAP.

2.6 Books of Account; Corporate Records. The books of account of the Company and the Bank are maintained in compliance in all material respects with all applicable legal and accounting requirements. Not in limitation of the foregoing, the books and records of account of the Bank contain sufficient information, in reasonably accessible form and format, to enable it to conduct business in the ordinary course with respect to the assets and liabilities of the Bank, including but not limited to information which would enable it to make any required filings under the Bank Secrecy Act and regulations promulgated thereunder. The minute books of the Company and the Bank constitute an accurate record of all material corporate actions of their respective shareholders and Boards of Directors and of all committees thereof.

2.7 Regulatory Reports.

(a) As of March 31, 2012, the Company and the Bank had filed, since that date have filed, and subsequent to the date hereof will file, all reports, registrations and statements, if any, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the Federal Reserve Board, (ii) the FDIC, and (iii) the Virginia Bureau of Financial Institutions (“VBFI”) (all such reports and statements are collectively referred to herein as the “Company Reports”). As of their respective dates, the Company Reports complied and will comply in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. There are no outstanding comments from any Governmental Entity with respect to any Company Reports.

(b) Each offering circular, private placement memorandum or other securities offering document used by the Company in connection with the sale of Common Stock, and all other sales documentation relating thereto, did not contain any untrue or misleading statement of a material fact, and did not omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

2.8 The Bank. The Company directly or indirectly owns all the shares of the outstanding capital stock of the Bank. Neither the Company nor the Bank has any other subsidiaries. No equity securities of the Bank are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relative to, or concerning securities or rights convertible into, or exchangeable for, shares of any class of capital stock or other equity security of the Bank, and there are no other contracts, commitments, understandings or arrangements by which the Bank is bound to issue, or the Company is bound to cause any the Bank to issue, additional shares of its capital stock or other equity security or options, warrants, scrip, rights to purchase or acquire, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock or other equity security. All of the shares of capital stock of the Bank so owned by the Company are fully paid and non-assessable and are owned by it free and clear of any claim, lien, encumbrance or agreement with respect thereto. The Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority and all necessary federal, state, local and foreign authorizations to own or lease its properties and assets and to carry on its business as it is now being conducted. The deposits of the Bank are insured to the applicable legal limits by the Deposit Insurance Fund of the FDIC.

2.9 Adequate Capitalization. The Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action and is in compliance with all minimum capital adequacy requirements of the FDIC and the VBFI, as applicable. As of the Closing, the Company will be in compliance with all applicable minimum capital adequacy requirements of the Federal Reserve Board. The Company and the Bank are not aware of and have not received written notice of any facts or circumstances in existence, which would cause the Company or the Bank to be deemed to be not in compliance with applicable minimum capital adequacy requirements.

2.10 Absence of Certain Changes. Except for events or circumstances disclosed in the Company Reports, since December 31, 2011 there has not been any change in the nature of the business, results of operations, assets, financial condition, method of accounting or accounting practice, or manner or conduct of the business of the Company and the Bank that has had, or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Bank, taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby. Nothing herein contained shall be deemed to admit or give rise to any implication that any events disclosed in the Company Reports have had, or may be reasonably expected to have, a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Bank, taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby.

2.11 Litigation and Other Proceedings.

(a) Neither the Company nor the Bank is a party to any pending, or, to the knowledge of the Company, threatened claim, action, suit, investigation or proceeding or subject to any order, judgment or decree, except for matters which, in the aggregate, cannot reasonably be anticipated to have a material adverse effect on the capacity of the Company to consummate the transactions contemplated hereby or the financial condition, prospects, results of operations, business, or properties of the Company or the Bank, taken as a whole, and, to the knowledge of the Company, there is no basis for any of the foregoing. Neither the Company nor the Bank, nor, to the knowledge of the Company, any director or executive officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or executive officer of the Company.

(b) Neither the Company nor the Bank is a party to any pending, or, to the knowledge of the Company, threatened claim, action, suit, investigation or proceeding or subject to any order, judgment or decree, which challenges the legality, validity or enforceability of this Agreement or the issuance of the Purchased Shares.

2.12 Regulatory Filings. All documents which the Company is responsible for filing with any regulatory agency in connection with the transactions contemplated by this Agreement or the Reorganization Agreement will comply as to form in all material respects with the provisions of applicable law.

2.13 Tax and Regulatory Treatment. Neither the Company nor the Bank has taken or agreed to take any action, or has knowledge of any fact or circumstance, that would prevent the Acquisition from qualifying as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company has no reason to believe that any required regulatory consent or approval will not be received or will be received with conditions or restrictions which the Company would deem unduly burdensome, or which would have an adverse impact on its capacity to consummate the transactions contemplated hereby.

2.14 Taxes.

(a) The Company and the Bank have duly filed, or will file, all federal, state, local and foreign tax returns (the “Company Returns”) required by applicable law to be filed on or before the Effective Time (all such Company Returns being accurate and complete in all material respects), and have paid or have set up adequate reserves or accruals for the payment of all taxes required to be paid in respect of the periods covered by such Company Returns, and will pay, or where payment is not yet due, will set up adequate reserves or accruals adequate in all material respects for the payment of all taxes for any subsequent periods ending on or prior to the Effective Time or any portion of a subsequent period which includes the Effective Time and ends subsequent thereto. The Company reasonably believes that neither it nor the Bank has or will have any material liability for any such taxes in excess of the amounts so paid or reserved or accruals so established. the Company and the Bank are not delinquent in the payment of any material tax, assessment or governmental charge and have not requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed.

(b) No material deficiencies for any tax, assessment or governmental charge have been assessed (tentatively or definitively) or, to the Company’s knowledge, proposed or asserted against the Company or the Bank which have not been settled and paid and, as of the date of this Agreement, no requests for waivers of the time to assess any tax, or waivers of the statutory period of limitation, are pending or have been granted, and the Company and the Bank do not have in effect any currently effective power of attorney or authorization to any person to represent it in connection with any taxes. No issue has been raised with the Company by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Company Returns, or the business or properties of the Company and the Bank which has not been settled, resolved and fully satisfied. No claim has ever been made by any taxing authority in a jurisdiction where the Company and the Bank does not file tax returns that the Company or the Bank is or may be subject to taxation by that jurisdiction.

(c) The Company and the Bank have paid (or have had paid on their behalf) or has withheld and remitted to the appropriate taxing authority all material taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all taxes through the end of the last period for which the Company and the Bank ordinarily record items on their respective books. The Company and the Bank have withheld or collected from each payment made to its employees the amount of all taxes (including but not limited to federal income taxes, Federal Insurance Contributions Act (“FICA”) taxes and federal unemployment taxes) required to be withheld or collected therefrom, and have paid the same to the proper tax officers or authorized depositories.

(d) Neither the Company nor the Bank is a party to, or bound by, any agreement or arrangement relating to the apportionment, sharing, assignment, or indemnification or allocation of any tax or tax assets (other than an agreement or arrangement solely among the current members of a group the common parent of which is the Company) or has any liability for the taxes of any person including any former subsidiary of the Company or the Bank, other than the Company or the Bank, under (i) Treasury Regulation Section 1.1502-6 (or similar provision of federal, state or local law), (ii) any contract, (iii) any agreement, or (iv) any other arrangement.

2.15 Loans.

(a) Each of the loans, including loans held for sale (“Loans”), of the Bank: (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be; (ii) to the extent secured, has been secured by valid liens or security interests which have been perfected; and (iii) represents the legal, valid and binding obligation of the borrowers named therein, enforceable in accordance with its terms (including the validity, perfection and enforceability of any lien, security interest or other encumbrance relating to such Loan), except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and subject to general principles of equity which may limit the enforcement of certain remedies. For purposes of the foregoing sentence, it is agreed that the phrase “enforceable in accordance with its terms” shall not mean that the borrower or other obligor has the financial ability to repay a loan or that the collateral is sufficient in value to result in payment of the loan secured thereby.

(b) Each Loan of the Bank was made in material compliance with the provisions of applicable law and regulation, including but not limited to the Real Estate Settlement Practices Act (“RESPA”), the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, and the regulations promulgated thereunder.

(c) No default (including any event or circumstance which with the passage of time or the giving of notice or both would constitute a default) in respect of any material provision (including any default in payment) of any Loan of the Bank exists, and the

Company and the Bank have no knowledge of any borrower’s inability to repay any of such Loans when due, whether or not such borrower is currently in default, except as reflected on the Company’s classified asset schedule.

(d) Neither the Company nor the Bank has any liability or obligation, and, to the Company’s knowledge, no events have occurred and no threats have been made which would require the Company or the Bank, to repurchase or reacquire any loan, or purchase collateral in respect of any loan, which was held for sale and which has previously been sold in the ordinary course of the Company’s mortgage origination/brokerage business (whether or not such loan has subsequently been reacquired by the Company or the Bank) since December 31, 2006 (the “Company Sold Loans”), or to make any payment on any Company Sold Loan, or to make any payment to, reimburse, indemnify or hold harmless, or otherwise assume liability with respect to any loss, liability or expense incurred by, the purchaser (or subsequent purchaser or acquirer) of any Company Sold Loan in respect of the Company Sold Loan, or is otherwise subject to any liability or recourse in respect of any Company Sold Loan. Neither the Company nor the Bank has any liability to any borrower as a result of the manner in which the Company Sold Loan was originated. Section 2.15(d) of the Company Disclosure Schedule sets forth detail with respect to any exceptions hereto, including but not limited to the nature and extent of the liability, any limits (in time or dollar amount) on such liability, the basis of such liability, the instrument under which such potential liability arises, the nature and amount of Company Sold Loans resulting in such liability and the identity of the party to whom the Company or the Bank may have such liability.

(e) No Company Sold Loan was originated in violation of the representations and warranties of the Company contained or incorporated by reference in any contract or agreement pursuant to which such Company Sold Loan was sold or assigned, including but not limited to any representation or warranty regarding the absence of fraud, misstatement of a material fact, omission of a material fact or a fact necessary to make the information provided not misleading, regarding the Company Sold Loan, the loan collateral, the borrower or the credit-worthiness of borrower, and any representation or warranty of the Company regarding the absence of any fact, circumstance or condition which would cause, or would reasonably be expected to cause, the purchaser of the Company Sold Loan, any subsequent purchaser, securitizer or guarantor of such Company Sold Loan (including but not limited to the Federal National Mortgage Association (“FNMA”), the Federal Home Loan Mortgage Corporation (“FHLMC”), the Government National Mortgage Association (“GNMA”), the Federal Housing Administration (“FHA”) or the Department of Veteran Affairs (the “VA”) to regard such Company Sold Loan as unacceptable as an investment, ineligible for insurance, or which would otherwise cause them to consider the value or marketability of such Company Sold Loan to be materially adversely affected.

(f) Neither the Company nor the Bank currently services any loan, including any Company Sold Loan, not currently held in portfolio, for any third party. The servicing and collection practices of the Company and the Bank with respect to Company Sold Loans materially complied with applicable laws, and was in accordance with the terms and conditions of the agreements pursuant to which such Company Sold Loans were sold, whether such servicing was conducted by the Company, the Bank, their respective affiliates, a third party or a servicing agent of any of the foregoing.

2.16 Absence of Undisclosed Liabilities. Except as (i) reflected, noted and/or adequately reserved against in the Company Consolidated Financial Statements as of December 31, 2011, and (ii) incurred since December 31, 2011 in the ordinary course of business consistent with past practice, the Company and the Bank have no material liabilities (whether accrued, absolute, contingent or otherwise) which were required by GAAP to be reflected, noted or reserved against in a balance sheet.

2.17 Compliance with Laws.

(a) The Company and the Bank have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit them to carry on their business as presently conducted and the absence of which would have a material adverse effect on such business; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The Company and the Bank are in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA Patriot Act, RESPA, the Flood Disaster Protection Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, anti-money laundering, foreign corrupt practices, suspicious activity reporting and similar matters, other than instances of non-compliance which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Bank, taken as a whole. Neither the Company nor the Bank is in default under any order, license, regulation or demand of any federal, state, local or other governmental agency or with respect to any order, writ, injunction or decree of any court, other than instances of default which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Bank, taken as a whole.

(b) Except for statutory or regulatory restrictions of general application, no federal, state, local or other governmental authority has placed any restrictions on the business of the Company or the Bank which reasonably could be expected to have a material adverse effect on the business of the Company and the Bank taken as a whole. Neither the Company nor the Bank is a party or subject to any order, decree, written agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission or application to, or extraordinary supervisory letter from, any such governmental authority and neither the Company nor the Bank has been advised that any such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, written agreement, memorandum of understanding, commitment letter, supervisory letter or similar arrangement or submission or application.

2.18 Questionable Payments. To the knowledge of the Company, none of the Company, the Bank or any of their directors, officers, employees, agents or other persons acting at the direction of or on behalf of the Company or the Bank has, in the course of its or their actions for, or on behalf of, the Company or the Bank: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful bribe, rebate, payoff, influenced payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

2.19 Fairness Opinion. The Company has received, on or prior to the date hereof, the written opinion of Paragon Capital Group, LLC to the effect that the Acquisition is fair, from a financial point of view, to the shareholders of the Company.

2.20 Environmental Matters. No environmental contaminant, pollutant, petroleum product, toxic or hazardous waste or similar or like substance is present at, or is or has been generated, used, stored, processed, disposed of, or discharged in violation of any local, state, or federal environmental statute, regulation, rule or ordinance at, any real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure, transfer in lieu of foreclosure or by exercise of any other creditor’s right) or leased by the Company or the Bank, or any real estate which is pledged or stands as collateral security for any Loan of the Bank or other extension of credit by the Company or the Bank, where such presence or violation would reasonably be expected to have a material adverse effect on the value of the property to the Company. Neither the Company nor the Bank has received written notice of, nor to the knowledge of the Company or the Bank has the Company or the Bank received an overt threat of, any legal, administrative, arbitral or other proceeding, claim, action, cause of action or governmental proceeding or investigation of any nature whatsoever, seeking to impose, or that could result in the imposition, on the Company or the Bank of any liability arising under any local, state, or federal environmental statute, regulation, rule or ordinance, and neither the Company nor the Bank is subject to any agreement, order, judgment, decree or memorandum of any court, governmental authority, regulatory agency or third party imposing any such liability.

2.21 Transactions With Insiders and Affiliates. Except as set forth on Section 2.21 of the Company Disclosure Schedule, none of the officers or directors of the Company or the Bank, is, directly or indirectly, presently a party to any transaction, contract, agreement or other arrangement with the Company or the Bank (other than for ordinary course services as officers or directors), which is, taken individually or in the aggregate with other such transactions, material to the Company and the Bank taken as a whole. The transactions set forth on Section 2.21 of the Company Disclosure Schedule were each conducted on an arm’s length basis and on terms and conditions at least as favorable to the Company as those that would reasonably be expected to be available from an unrelated third party. The Company and the Bank, as applicable, is in compliance with Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve Board’s Regulation O.

2.22 Employment Matters. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or the Bank which would have or reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations, of the Company and the Bank, taken as a whole. None of the employees of the Company or the Bank is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor the Bank is a party to a collective bargaining agreement. To the knowledge of the Company, no executive officer of the Company or the Bank is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to knowledge of the Company, the continued employment of each such executive officer does not subject the Company or the Bank to any material liability with respect to any of the foregoing matters. The Company and the Bank are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations, of the Company and the Bank, taken as a whole.

2.23 Patents and Trademarks. The Company and the Bank own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations, of the Company and the Bank, taken as a whole.

2.24 Off Balance Sheet Arrangements. There is no transaction or arrangement between the Company or the Bank and an unconsolidated or other off-balance sheet entity.

2.25 Brokers and Finders. Except for the fees set forth in Section 2.25 of the Company Disclosure Schedule, none of the Company, the Bank, nor any of their officers, directors, employees or shareholders, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted, directly or indirectly, for the Company or the Bank, in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

3.1 Organization and Authority. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

3.2 Authorization.

(a) Purchaser has the full legal right, corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser’s board of directors, general partner or managing members, as the case may be. This Agreement has been duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Purchaser of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(b) Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof, will (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (A) its certificate of limited partnership or partnership agreement or similar governing documents or (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (2) assuming that the consents and approvals referred to in Section 2.3 are duly obtained, violate any law, statute, code, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of its properties or assets, except in the case of clauses (1)(B) and (2) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c) Other than as specified on Section 2.3 of the Company Disclosure Schedules and other than the securities or blue sky laws of the various states, no material consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.

3.3 Purchase for Investment.

(a) The acquisition of the Purchased Shares by the Purchaser is for the Purchaser’s own account, is for investment purposes only, and is not with a view to, nor for offer or sale for the Company in connection with, the distribution of any of the Purchased Shares. The Purchaser is not participating and does not have a participation in any such distribution or the underwriting of any such distribution. The Purchaser has no present intention of selling or otherwise disposing of any of the Purchased Shares other than in accordance with applicable law.

(b) The Purchaser is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of this investment.

(c) The Purchaser is able to bear the economic risk of an investment in the Purchased Shares. The Purchaser has conducted its own investigation of the Company, the Bank and the terms of the Purchased Shares. The Purchaser has reviewed and has had access to all documents, records and information which it has desired to review. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The Purchaser has not received, and is not relying on, any representations or warranties, written or oral or express or implied, of any nature whatsoever, from the Company or any other person other than as specifically set forth in ARTICLE II. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors or representatives, if any, shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

(d) The Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act or the securities laws of any state and therefore cannot be sold unless such Purchased Shares subsequently are registered under the Securities Act and any applicable state securities laws or exemptions from registrations thereunder are available.

(e) The Purchaser acknowledges that the Company is relying on the foregoing representations and warranties for the purpose of compliance with applicable federal and state securities laws.

(f) The Purchaser’s principal executive office is located in New York.

3.4 Financial Capability. At Closing, the Purchaser will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement and has the ability to bear the economic risks of its prospective investment in the Purchased Shares and can afford the complete loss of such investment.

3.5 Brokers and Finders. Neither the Purchaser nor its Affiliates, nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, consulting fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Purchaser, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees the Company would be required to pay (other than pursuant to the Expense Reimbursement provisions of Section 7.2).

3.6 Knowledge as to Conditions. As of the date of this Agreement, the Purchaser knows of no reason why any required regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, or notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained or that any required regulatory approval will not be granted without imposition of a Burdensome Condition.

3.7 Disclaimer of Additional and Implied Warranties. The Purchaser acknowledges that, in connection with the sale of the Purchased Shares, the Company is not making any representations or warranties, written or oral or express or implied, of any nature whatsoever except as specifically set forth in ARTICLE II, and no other statements, documents or communications (including any projections or forecasts relating to the business of the Company and Bank) that may be made or provided, or have been made or provided, may be relied upon by the Purchaser, and no such statement, document or communication shall be deemed to be a representation or warranty of the Company for any purpose.

ARTICLE IV

COVENANTS

4.1 Filings; Other Actions.

(a) The Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated hereby. Each party shall execute and deliver, both before and after the Closing, such further certificates, agreements and other documents, and shall take such other actions as the other party may reasonably request to consummate or implement such transactions contemplated by this Agreement or to evidence such events or matters. The Purchaser and the Company will have the right to review in advance and, to the extent practicable, each will consult with the other, in each case, subject to applicable laws relating to the exchange of information, all the information relating to such other party and any of their respective Affiliates which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement to which it will be party. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of the matters referred to in this Section 4.1(a). The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent permitted by applicable law, with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement. For the avoidance of doubt, none of the foregoing obligations shall require the Purchaser or any of its Affiliates to take any action that would result in the Purchaser or its Affiliates being deemed to control the Company for purposes of the BHCA or the cross-guaranty liability provisions of the FDIA or that would require the Purchaser or its Affiliates to register as a bank holding company, or that would result in the imposition of any Burdensome Condition.

(b) The Purchaser, on the one hand, agrees to furnish to the Company, and the Company, on the other hand, agrees to furnish to the Purchaser, subject to all applicable laws relating to the exchange of information, all information concerning itself, its Affiliates, directors, officers and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of such other party or any of such party’s subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement.

4.2 Access, Information. From the date hereof until the Closing Date, the Company will permit, and cause the Bank to permit, the Purchaser and its officers, employees, accountants, counsel and other representatives to visit and inspect, at the Purchaser’s expense, the properties of the Company and the Bank, and to examine the corporate books of the Company and the Bank and discuss the affairs, finances and accounts of the Company and the Bank with the officers and employees of the Company, all upon reasonable notice and at such reasonable times and as often as the Purchaser may reasonably request. Any investigation pursuant to this Section 4.2 shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or the Bank to disclose any information to the extent (1) prohibited by applicable law or regulation, (2) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent the Purchaser provides assurances acceptable to the Company that such information shall not be used by Purchaser or its Affiliates to compete with the Company or the Bank), or (3) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or the Bank is a party or would cause a risk of a loss of legal privilege to the Company or the Bank (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in clauses (1) or (3) apply).

4.3 Confidentiality. The Purchaser recognizes and acknowledges that it had in the past, currently has, and in the future may have, access to certain confidential information of the Company and the Bank. The Purchaser agrees that it will not disclose such confidential information to any person for any purpose or reason whatsoever, except to Representatives of the Purchaser for the exclusive purpose of consummating the transactions contemplated by this Agreement, unless (i) such information becomes known to the public generally through no fault of the Purchaser, (ii) the Purchaser can demonstrate that such information was within the Purchaser’s possession and developed by the Purchaser prior to it being delivered, disclosed or furnished to the Purchaser by the Company or the Bank, (iii) the Purchaser can demonstrate that such information became available to the Purchaser on a non-confidential basis from a source other than the Company or the Bank, provided that such source is not known by the Purchaser to be bound, after due inquiry, by a confidentiality agreement, or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, or (iv) disclosure is required by law or the order of any Government Entity under color of law; provided, that prior to disclosing any information pursuant to this clause (iv), the Purchaser shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure. Because of the difficulty of measuring economic losses as a result of the breach of the provisions of this Section 4.3 and because of the immediate and irreparable damage that would be caused for which no other adequate remedy exists, the parties hereto agree that, in the event of a breach or threatened breach by the Purchaser or any of its Affiliates of the provisions of this Section 4.3, the provisions may be enforced against the Purchaser or its Affiliate, as the case may be, by injunction and restraining order, without the necessity of posting a bond. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. Upon termination of this Agreement, the Purchaser shall promptly return to the Company all copies, whether in written, electronic or other form of media, of such confidential information, or destroy all such copies and certify in writing to the Company that such confidential information has been destroyed.

4.4 Conduct of the Business. The Company agrees that, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 6.1, except as set forth in Section 4.4 of the Company Disclosure Schedule or otherwise contemplated by this Agreement, it shall, and shall cause Bank to:

(a) use its best efforts to: (i) preserve its business organization intact in all material respects; (ii) maintain good relationships with its employees; (iii) conduct its business in the ordinary course, consistent with past practice; and (iv) preserve for itself the goodwill of its customer and other business relationships.

(b) not knowingly take any action which would: (i) adversely affect the ability to obtain the necessary approvals of governmental authorities required for the transactions contemplated hereby or (ii) adversely affect the ability to perform the covenants and agreements under this Agreement.

(c) not amend, repeal or modify any provision of its articles of incorporation or bylaws.

(d) comply in all material respects with all statutes, laws, regulations, rules, ordinances, orders, decrees, consent agreements, examination reports and other federal, state and local governmental or regulatory directives applicable to the Company and the Bank and the conduct of their respective businesses.

(e) at all times maintain the allowance for loan losses and the reserve for representations and warranties at levels which are adequate, respectively, to absorb reasonably anticipated losses in the loan portfolio and recourse obligations in respect of Company Sold Loans, in accordance with GAAP and regulatory requirements, after taking charge-offs required in accordance with GAAP and regulatory requirements.

4.5 Tax Matters. The Company will pay any and all Transfer Taxes incurred in connection with this Agreement and the issuance and purchase of the Purchased Shares. The Company shall timely make all filings, tax returns, reports and forms relating to such Transfer Taxes as may be required to comply with the provisions of such Transfer Tax laws. “Transfer Taxes” means transfer, documentary, sales, use, registration and other such taxes (including all applicable real estate transfer taxes).

4.6 Approval of Company Shareholders. Subject to the effectiveness of the registration statement on Form S-4 filed with the SEC in connection with the Acquisition, the Company shall cause a meeting of its shareholders to be convened as soon as reasonably possible, but no later than 55 days after the effectiveness of such registration statement, for the purpose of considering the approval of the Acquisition and an amendment to its articles of incorporation to establish the Non-Voting Stock and authorize a sufficient number thereof to effect the transactions contemplated by this Agreement. The Board of Directors of the Company shall recommend to its shareholders that they vote the shares held by them to approve the Acquisition and Non-Voting Stock proposals. The Company shall provide a copy of such Form S-4 and any amendments thereto to the Purchaser promptly after it is filed with the SEC, and shall notify the Purchaser promptly of the receipt of any comments from the SEC or its staff with respect thereto and of any request by the SEC or its staff for amendments or supplements to such Form S-4 or for additional information.

4.8 Terms of Notes. If the Company consummates the Debt Transaction, the Notes issued in connection therewith shall not (a) have an aggregate principal amount in excess of $2,500,000, (b) bear interest at a rate greater than 8% per year, (c) mature later than nine years after the date of issuance, or (d) include warrant coverage greater than 25%.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Legend.

(a) The Purchaser agrees that all certificates representing the Purchased Shares will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b) Upon request of the Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company and its transfer agent to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall cause the legend to be removed.

5.2 Alternative Transactions.

(a) Between the execution of this Agreement and the Closing Date, except for the shares of Common Stock and Note being issued pursuant to the Other Investment Transactions in connection with the Capital Raise, the Company shall not (i) issue or agree to issue any additional shares of Common Stock, Non-Voting Stock, or other securities which provide the holder thereof the right to convert such securities into shares of Common Stock or (ii) directly or indirectly, by act or omission, solicit, pursue, agree to, engage in or become subject to any recapitalization, reorganization or capital-raising transaction other than the transactions contemplated by this Agreement.

(b) In the event this Agreement is terminated by the Purchaser pursuant to Sections 6.1(h), 6.1(i) or 6.1(j) and, within 12 months of the date of such termination the Company or the Bank engages in or becomes subject to, or enters into an agreement to engage in or become subject to, any alternate recapitalization, reorganization or capital-raising transaction, then the Purchaser shall have the right to participate in such transaction on terms no less favorable to the Purchaser than provided to any other participant in such alternate transaction, and the Company shall take all actions reasonably requested by the Purchaser in order to allow the Purchaser to fully exercise such right and participate in such transaction.

5.3 Indemnity.

(a) In addition to the indemnification in Section 5.5(e), following the Closing, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and each of their respective officers, directors, partners, members and employees, and each person who controls the Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (“Purchaser Indemnified Party”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations and warranties in this Agreement or in any certificate delivered pursuant hereto, (2) the Company’s breach of agreements or covenants made by the Company in this Agreement, or (3) any action, suit, proceeding, or investigation instituted against a Purchaser Indemnified Party, or any of them or their respective Affiliates, with respect to the sale and purchase of the Purchased Shares; and the Company agrees to indemnify and hold harmless the Purchaser Indemnified Party from and against any Losses with respect to taxes of the Company.

(b) Following the Closing, the Purchaser agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their officers, directors, partners, members and employees, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the Purchaser’s representations and warranties in this Agreement or in any certificate delivered pursuant hereto or (2) the Purchaser’s breach of agreements or covenants made by the Purchaser in this Agreement.

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.3 unless and to the extent that the Indemnifying Party shall have been actually and materially prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise (1) includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding, (2) ascribes no fault on the part of such Indemnified Party and (3) provides for solely monetary relief.

(d) Any claim for indemnification pursuant to this Section 5.3 for breach of any representation or warranty can only be brought in the time period set forth in Section 7.1.

(e) The indemnity provided for in this Section 5.3 shall be the sole and exclusive remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) by statute, in tort or contract or otherwise, for any consequential, special or punitive damages (including loss of revenue or income or diminution in value) of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

(f) Any indemnification payments pursuant to this Section 5.3 shall be treated as an adjustment to the Purchase Price for U.S. federal income and applicable state and local tax purposes, unless a different treatment is required by applicable law.

5.4 Information Rights. From the date of this Agreement, as long as the Purchaser owns at least 4.9% of the Company’s total issued and outstanding shares of the Common Stock and Non-Voting Stock on a fully diluted basis and beginning with the first full month following the Closing, the Company shall make available to the Purchaser (a) the materials delivered to the Company’s Board of Directors, the Bank Board of Directors, and the committees thereof; provided, however, that the Company shall not be required to deliver such materials to the extent that such delivery would (i) reasonably be expected to constitute a waiver of the attorney-client privilege, (ii) reasonably be expected to result in a breach of any contractual confidentiality obligation of the Company or the Bank or (iii) violate applicable law, (b) promptly following approval by the respective Board of Directors, the Company’s and the Bank’s annual budget (the “Budget”), (c) no later than 90 days after the end of each fiscal year, audited annual financial statements of the Company and its consolidated subsidiaries certified by independent public accountants, (d) no later than 45 days after the end of each of the first three fiscal quarters, unaudited quarterly financial statements of the Company and its consolidated subsidiaries (without footnotes) and a comparison of such quarter’s results with the results projected by the then-current Budget, (e) no later than 20 days after the end of each month, unaudited monthly financial statements of the Company and the Bank (without footnotes) and a comparison of such month’s results with the results projected by the then-current Budget.

5.5 Registration Rights.

(a) Demand Registration Rights. Any time after the third (3rd) anniversary of the Closing Date, the Purchaser may request from time to time one or more registrations under the Securities Act of all or at least 25% of its Registrable Securities (the “Demand Registration”); provided, that if the Purchaser holds less than 25% of the Purchased Shares, the Purchaser may make a Demand Registration for all of the Registrable Securities held by the Purchaser even though such amount may be less than 25%.

The Demand Registration shall be on such form as the Company shall select. Each Demand Registration shall specify the number of Registrable Securities to be registered. The Company shall use commercially reasonable efforts to cause a registration statement to be filed within 60 days after the date on which the initial request by the Purchaser is received by the Company and shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter. The Company shall use commercially reasonable efforts to keep such Demand Registration current and effective until the Registrable Securities registered thereby cease to be Registrable Securities. “Registrable Securities“ means the Purchased Shares, and any shares or other securities issued in respect of such Purchased Shares because of or in connection with any stock dividend, stock distribution, stock split or purchase in any rights offering or in connection with any exchange for or replacement of such Purchased Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Purchased Shares, other than any such shares (a) sold pursuant to an effective registration statement under the Securities Act, (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144 or a successor thereto) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (c) held by the Purchaser if all such shares held by the Purchaser can be sold by the Purchaser without volume limitations within 90 days in the manner described in clause (b).

(b) Piggyback Registration Rights. Whenever the Company proposes to register any Common Stock for its own or the account of others under the Securities Act for a public offering, other than any registrations relating to (a) a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction or (b) the Company’s stock incentive plans for the benefit of any of its or its subsidiary’s employees, officers, directors or consultants, the Company shall give the Purchaser prompt written notice of its intent to do so. Upon the written request of the Purchaser given within five (5) business days after receipt of such notice, the Company shall cause to be included in such registration all Registrable Securities (including any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Registrable Securities) which the Purchaser requests; provided, however, if the Company is advised in good faith in writing by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 5.5(b) that the number of shares to be sold by persons other than the Company is greater than the number of such shares which can be offered without adversely affecting the price per share of the shares sold in the offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, pro rata among the Purchaser and the holder of Common Stock issuable upon exercise of the detachable warrant associated with the Note; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock, allocated among such holders in such manner as they may agree.

(c) Registration Procedures.

(1) The Company will pay all registration, filing, qualification, printing and accounting fees, the fees and expenses of the Company’s legal counsel and the fees and expenses of one law firm to represent the Purchaser, and the Purchaser shall pay all other costs and expenses they incur in connection therewith, including the fees and expenses of other law firms and all underwriting discounts and commissions, brokerage or placement fees attributable to the Purchaser’s shares included in the registration statement. In connection with registrations under Section 5.5(a) and Section 5.5(b), the Company will, as expeditiously as practicable:

(A) Prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective; provided that the Company may postpone for up to 90 days any registration of its securities that is being effected pursuant to Section 5.5(a) or Section 5.5(b) at any time prior to the effective date of the registration statement relating thereto if a majority of the disinterested directors of the Company determines in good faith that such registration would be materially detrimental to the Company or its shareholders or would prematurely disclose information that would not be in the best interest of the Company if disclosed at such time. The Company may delay a Demand Registration only once in any period of twelve consecutive months.

(B) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period provided in Section 5.5(a) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Purchaser set forth in such registration statement; provided that at least 20 days before filing a registration statement or prospectus relating to the sale of Registrable Securities, or any amendments or supplements thereto, the Company will furnish to one counsel for the Purchaser, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and the Company will give reasonable consideration in good faith to any comments of such counsel received promptly.

(C) Furnish to the Purchaser and to each underwriter, if any, of such Registrable Securities, such number of copies of a preliminary prospectus and prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

(D) Use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Purchaser shall reasonably request, and to do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition of the Registrable Securities owned by the Purchaser, in such jurisdictions, except that the Company shall not for any such purpose be required (i) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 5.5(c)(1)(D), it is not then so qualified, (ii) to subject itself to taxation or to any ongoing reporting or disclosure obligations in any such jurisdiction, or (iii) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

(E) Immediately notify the Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.5(c)(1)(B) , if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Purchaser, deliver a reasonable number of copies of an amended or supplemented prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, each prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(F) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act.

(G) Use commercially reasonable efforts to list such Registrable Securities on each national securities exchange on which the shares of Common Stock are listed for trading.

(H) In the event the offering is an underwritten offering, use commercially reasonable efforts to obtain a “cold comfort” letter from the independent auditors for the Company in customary form and covering such matters of the type customarily covered by such letters and to obtain for delivery to the underwriter an opinion or opinions from counsel for the Company in customary form and scope reasonably satisfactory to such underwriter and its counsel.

(I) Execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the Purchaser may reasonably request in order to effect an underwritten public offering of such Registrable Securities.

(J) Make available for inspection by the Purchaser, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by the Purchaser, underwriter, attorney, accountant or agent in connection with such registration statement.

(d) Other Registration Matters.

(1) The Purchaser, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.5(c)(1)(E), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.5(c)(1)(E).

(2) If a registration pursuant to Section 5.5(a) or Section 5.5(b) involves an underwritten offering and, upon the request of the managing underwriter in such offering, the Purchaser shall, if its shares of Registrable Securities are included in such registration, not effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Common Stock, or of any security convertible into or exchangeable or exercisable for Common Stock (other than as part of such underwritten offering), or to engage in other transactions customarily prohibited by underwriters in lock-up agreements, without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 180 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration. The foregoing restrictions shall be applicable to Purchaser only if all officers and directors of the Company are subject to the same restrictions, and the Company shall have used its commercially reasonable efforts to cause all other holders of 5% or more of the Company’s outstanding voting securities to enter into similar agreements. Notwithstanding anything to the contrary contained in this Section 5.5(d)(2), Purchaser shall be released from any lock-up agreement entered into pursuant to this Section 5.5(d)(2) in the event and to the extent that the managing underwriter or the Company permits any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer or director.

(e) Indemnification.

(1) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, Purchaser and its officers, directors, managers, members, partners, stockholders, Affiliates, and each underwriter acting on behalf of the Purchaser, and each other person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, severally and not jointly, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act or any state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Purchaser expressly for use therein or by such person’s failure to deliver a copy of the registration statement, prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Purchaser with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities.

(2) In connection with any registration in which the Purchaser is participating, the Purchaser shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each person who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or by such person’s failure to deliver a copy of the registration statement, prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Purchaser with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities; and shall reimburse such persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Purchaser; provided, that the obligation to indemnify shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by the Purchaser from the sale of Registrable Securities pursuant to such registration statement.

(3) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 5.5(e), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) the defendants in such action include both the indemnifying party and any indemnified party and counsel to the indemnified party shall have reasonably concluded that there may be one or more reasonable legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or (ii) such action involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party as incurred which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by such conflicting indemnified parties and reasonably satisfactory to the indemnifying party, at the expense of the indemnifying party.

(4) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of the Purchaser, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by the Purchaser from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person.

5.6 Subscription Rights. If at any time the Company makes any offering or sale of any equity, or any securities, options or debt that are convertible or exchangeable into equity (any such security, a “New Security”) (other than (1) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans for the benefit of any of its or its subsidiary’s employees, officers, directors or consultants, (2) issuances of shares of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction or (3) issuances of shares of capital stock in connection with the exercise of the Warrants or the detachable warrants associated with the Note), the Purchaser shall be afforded the opportunity to acquire from the Company for the same price and on the same terms as such New Securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of aggregate shares of Common Stock and Non-Voting Stock held by the Purchaser as of such date, and the denominator of which is the aggregate number of shares of Common Stock and Non-Voting Stock then outstanding as of such date; provided, however, that the Purchaser shall not be permitted to acquire New Securities to the extent such acquisition would result in Purchaser owning more than the allocations and limitations referred to in the last sentence of Section 1.2(b)(2); and provided, further, that the subscription rights provided in this Section 5.6 shall terminate upon the occurrence of the earlier of (a) the date that the Purchaser ceases to beneficially own at least 4.9% of the Company’s total issued and outstanding shares of the Common Stock and Non-Voting Stock on a fully diluted basis or (b) a firm commitment underwritten public offering of at least $75,000,000 of shares of Common Stock for cash pursuant to a registration statement or registration statements.

5.7 Board Representative.

(a) The Purchaser shall be entitled to appoint one director to the Board of Directors of the Company (“Purchaser Nominee”) as long as the Purchaser owns at least 4.9% of the Company’s total issued and outstanding shares of the Common Stock and Non-Voting Stock on a fully diluted basis; provided, however, that any Purchaser Nominee shall, prior to such appointment, (i) provide such information with respect to his or her qualification as the Company shall reasonably request and shall comply with any policies and conditions regarding board service applicable to all Company directors and (ii) submit an irrevocable letter of resignation to the Board of Directors of the Company, which resignation shall immediately become effective upon the Purchaser ceasing to beneficially own at least 4.9% of the Company’s total issued and outstanding shares of the Common Stock and

Non-Voting Stock on a fully diluted basis; and provided further, that no person shall be eligible to serve as a Purchaser Nominee if (a) the Board of Directors of the Company does not approve of such Purchaser Nominee, which approval shall not be unreasonably withheld, conditioned or delayed or (b) such service would be prohibited by the Depository Institution Management Interlocks Act, 12 U.S.C. §§ 3201 – 3208, as the same may be amended or supplemented from time to time, or any successor thereto, and any applicable rules, regulations, policies or interpretations of the Federal Reserve, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency or the National Credit Union Administration issued thereunder. If at any time Purchaser loses its right pursuant to the terms of this Section 5.7 to designate a director, Purchaser shall lose such right permanently, unless within ninety (90) days after the loss of such right, Purchaser’s ownership of Common Stock (including, for purposes of calculating Purchaser’s ownership, the number of Common Shares issuable upon conversion of all Non-Voting Stock, if any, owned by Purchaser without regard to any limitations on conversion that may apply pursuant to the terms of the Non-Voting Stock) increases to an amount equal to or greater than 4.9% of the Common Stock outstanding.

(b) The Company agrees to cause the Purchaser Nominee to be nominated to serve as a Director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or shareholders) to ensure that the composition of the Board is as set forth in this Section 5.7.

(c) If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board caused by the death, disability, retirement, resignation or removal of the Purchaser Nominee, then Purchaser shall have the exclusive right to designate another individual to fill such vacancy and serve as a Director of the Board. The Board of Directors of the Company will use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Nominating Committee’s nominee to serve on the Board of Directors, using all commercially reasonable efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d) The Purchaser Nominee shall be entitled to the same cash compensation and participation in Company equity plans and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and the Purchaser Nominee shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Company shall notify the Purchaser Nominee of all regular and special meetings of the Board of Directors and shall notify the Purchaser Nominee of all regular and special meetings of any committee of the Board of Directors of which the Purchaser Nominee is a member in accordance with the Company’s bylaws as then in effect. The Company shall provide the Purchaser Nominee with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

5.8 Regulatory Matters. From and after the Closing Date, the Company shall not redeem or repurchase any shares of its capital stock, or take or cause to be taken any action, nor shall the Board of Directors authorize any of the foregoing, to the extent such action would result in the Purchaser or any group of persons related to the Purchaser or persons acting in concert with the Purchaser to control or be deemed to control the Company or the Bank for purposes of the BHCA or the FDIA. Subject to the foregoing, to the extent necessary, the Company will cooperate in good faith to restructure the investment of the Purchaser (including through the issuance of non-voting securities or exchange of voting securities into non-voting securities) to ensure that the Purchaser or any group of persons related to the Purchaser or persons acting in concert with the Purchaser do not control or would be deemed to control the Company or the Bank for purposes of the BHCA or the FDIA.

5.9 MFN Provision. If the Company, in connection with the Other Equity Transactions, enters into an agreement that contains terms more favorable to any investor than the terms provided to Purchaser under this Agreement, then at the election of Purchaser, the Company will modify or revise the terms of this Agreement in order for the transactions contemplated hereby to reflect any more favorable terms provided to any other investor in connection with the Other Equity Transactions.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement may be terminated prior to the Closing:

(a) by mutual written agreement of the Company and the Purchaser;

(b) by the Company or the Purchaser, upon written notice to the other party, in the event that the Closing Date does not occur on or before February 28, 2013 or such later date, if any, as the Purchaser and the Company agree upon in writing (as such date may be extended, the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to the Outside Date;

(c) by the Company or the Purchaser, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(d) by the Purchaser, if the Purchaser or any of its Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any required regulatory approval or receives written notice from such Governmental Entity that it will not grant such required regulatory approval on the terms contemplated by this Agreement without imposing any Burdensome Condition;

(e) by the Company or the Purchaser if the Reorganization Agreement is terminated;

(f) by the Company or the Purchaser if it becomes impossible to satisfy the conditions contained in Section 1.3(a), by the Company if it becomes impossible to satisfy the conditions contained in Section 1.3(c), or by the Purchaser if it becomes impossible to satisfy the conditions contained in Section 1.3(b);

(g) by the Company, if the Company is not in material breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.3(c)(1) or Section 1.3(c)(2) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Company to the Purchaser;

(h) by the Purchaser, if the Purchaser is not in material breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.3(b)(1) or Section 1.3(b)(2) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Purchaser to the Company;

(i) by the Company or the Purchaser, if the shareholders of Alliance fail to approve the Acquisition or the shareholders of the Company fail to approve the Acquisition or the amendment to the Company’s articles of incorporation to establish the Non-Voting Stock and authorize a sufficient number thereof to effect the transactions contemplated by this Agreement;

(j) by Purchaser, in the event the Company enters into a definitive agreement with a third party that would reasonably be expected to result in a change in control of the Company;

(k) by the Purchaser, if the Purchaser or its Affiliates receives written notice from or is otherwise advised by the Federal Reserve Board that the Federal Reserve Board will not issue a determination (formal or informal) that the Purchaser will not be deemed in control of the Company for purposes of the BHCA or that it will not make such determination without the imposition of a Burdensome Condition, or otherwise indicates that it will deem the Purchaser or any of its Affiliates to control the Company for purposes of the BHCA; or

(l) by the Purchaser, if the Company’s board of directors withdraws or materially modifies its recommendation to the Company’s shareholders that they vote in favor of the Acquisition and Non-Voting Stock proposals.

6.2 Effects of Termination. In the event of any termination of this Agreement as provided in Section 6.1, this Agreement (other than Section 4.3, ARTICLE VI and ARTICLE VII, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for breaches of this Agreement prior to its termination.

ARTICLE VII

MISCELLANEOUS

7.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of eighteen (18) months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 5.1(b); provided that the representations and warranties contained in Section 2.1 (Organization and Authority), Section 2.2 (Capitalization of the Company) and Section 2.3 (Authorization), each of which shall survive for thirty-six (36) months and the representations and warranties in Section 2.14 (Taxes), Section 2.20 (Environmental Matters) and Section 2.22 (Employment Matters) shall survive until ninety (90) days after the expiration of the applicable statutory periods of limitations. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.

7.2 Expenses.

(a) Except as provide in subsection (b) of this Section 7.2, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement. The Company shall pay all amounts set forth in Section 2.25 of the Company Disclosure Schedule. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Securities to the Purchaser.

(b) The Company acknowledges that the Purchaser has expended and is expending significant time and money in connection with this Agreement. In order to induce the Purchaser to execute this Agreement and to expend the time and resources necessary to effect its investment in the Purchased Securities, the Company agrees to reimburse the Purchaser for the reasonable documented out-of-pocket expenses of Purchaser incurred in connection with its due diligence and the preparation and negotiation of this Agreement and the transactions contemplated by this Agreement as follows:

(1) up to $25,000 for the expenses incurred by the Purchaser in connection with negotiating, executing and performing its obligations under this Agreement, payable within fifteen (15) days of the Company’s receipt of Purchaser’s invoice; and

(2) up to an additional $25,000 for the expenses incurred by the Purchaser in connection with negotiating, executing and performing its obligations under this Agreement, payable within fifteen (15) days of the Closing, or if the Closing does not occur other than because of termination of this Agreement by reason of Section 6.1(g), within fifteen (15) days of the Company’s receipt of Purchaser’s invoice (collectively, the “Expense Reimbursement”).

7.3 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

7.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

7.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in New York County in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

7.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered prior to 5:00 PM on a business day, personally or by confirmed telecopier or email, in each case with a hard copy sent by registered or certified first class mail, personally or by commercial overnight delivery service; (ii) on the date received if sent by commercial overnight delivery service; (iii) on the fifth calendar day after depositing in the mail, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

(a)	If to the Purchaser to it at:

Wayne K. Goldstein, Managing Member
360 Madison Avenue
21st Floor
New York, NY 10017
Fax: (212) 450-8069

E-mail: wayne@theendicottgroup.com

with a copy to (which copy alone shall not constitute notice):

Michael V. Mitrione
Gunster, Yoakley & Stewart, P.A.
Phillips Point
777 South Flagler Drive
Suite 500 East
West Palm Beach, FL 33401
Fax: (561) 655-5677
E-mail: mmitrione@gunster.com

(b)	If to the Company:

Shaza L. Andersen, Chief Executive Officer
11921 Freedom Drive
Suite 250
Reston, Virginia 20190
Fax: (703) 707-8307
E-mail: sandersen@wfbi.com

with a copy to (which copy alone shall not constitute notice):

Richard Horn, General Counsel
11921 Freedom Drive
Suite 250
Reston, Virginia 20190
Fax: (703) 707-8307
E-mail: rhorn@wfbi.com

John R. Brantley
Bracewell & Giuliani LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Fax: (713) 221-2112
E-Mail: john.brantley@bgllp.com

7.8 Entire Agreement, Etc. This Agreement (including the Schedules and Disclosure Schedules hereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

7.9 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b) the word “or” is not exclusive;

(c) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(d) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Virginia generally are authorized or required by law or other governmental action to close;

(f) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(g) a person shall be deemed to “beneficially own” any securities of which such person is considered to be a “beneficial owner” under Rule 13d-3 under the Exchange Act; and

(h) to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act) of the Company.

7.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

7.11 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

7.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Section 5.1(b) shall inure to the benefit of the persons referred to in that Section.

7.13 Assignment. The Company shall not assign this Agreement or any rights or obligations hereunder (whether by direct or indirect change of control, operation of law or otherwise). The Purchaser may assign some or all of its rights hereunder to its Affiliates that share a common discretionary investment adviser with the Purchaser without the consent of the Company if in compliance with this Agreement and applicable law, in which event such assignee shall be deemed to be the Purchaser hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to the Purchaser; provided, however, that to the extent the Company after the Closing is required by this Agreement to act or refrain from acting at the direction of the Purchaser, the Company shall only be required to act or refrain from acting by the direction of a majority of the Purchased Shares however held among Purchaser and its permitted assigns.

7.14 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor the Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably conditioned, withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

7.15 Enforcement Costs. Subject to Section 5.3(f), if any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled.

7.16 No Recourse. This Agreement affects the Purchaser only in its capacity as a shareholder. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and the Purchaser covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future, director, officer, employee, general or limited partner or member of the Purchaser or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future, officer, agent or employee of any Purchaser or any current or future member of the Purchaser or any current or future director, officer, employee, partner or member of the Purchaser or of any Affiliate or assignee thereof, as such for any obligation of the Purchaser under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation. With respect to the Company, no recourse shall be had to any of the shareholders of the Company or the shareholders of any of its Affiliates (in each case in their capacity as shareholders).

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

WASHINGTON FIRST BANKSHARES, INC.

By:	/s/ Shaza L. Andersen
Name: Shaza L. Andersen
Title: Chief Executive Officer

ENDICOTT OPPORTUNITY PARTNERS III, L.P.

By:	W.R. Endicott III, L.L.C. its general partner

By:	/s/ Robert I. Usdan
Robert I. Usdan
Managing Member

[Signature Page to Investment Agreement]

Schedule 1.4—Preliminary Tangible Book Value Calculation(1)

	balances in ‘000s	Preferred Stock & Surplus	Common Stock & Surplus	OCI	Retained Earnings	Total Equity	Intangible	Tangible Common Equity	# shares outstanding	TBV/shr

	Beginning balance, 03/31/12	17,796	34,649	(53)	1,874	54,266	3,601	32,869	2,908,526	11.30
	Issuance of restricted shares (April 2012)	—	—	—	—	—	—	—	25,650
	Effect of the Debt Transaction	—	—	—	—	—	—	—	—
	Issuance of new common, pre-Acquisition	—	—	—	—	—	—	—	—
	Other proforma changes prior to the month-end preceding the Closing	—	—	(64)	2,244	2,180	—	2,180	—

	Proforma, pre-Acquisition and pre-Closing Date	17,796	34,649	(117)	4,118	56,446	3,601	35,049	2,934,176	11.95
	Acquisition of ABVA (2)	—	18,584	—	—	18,584	(5,840)	24,424	1,813,077
	Eliminate Neg. Goodwill	—	—	—	3,591	3,591	5,840	(2,249)	—
	Acquisition transaction costs (3)	—	—	—	(4,386)	(4,386)	—	(4,386)	—
	Issuance of other new common, pre-Closing Date	—	—	—	—	—	—	—	—

1.4(1)	Proforma, post-Acquisition and pre-Closing Date	17,796	53,233	(117)	3,323	74,235	3,601
1.4(2)								52,838
1.4(3)									4,747,253
1.4(4)										11.13
	Issuance of new common (Endicott)	—	7,215	—	—	7,215	—	7,215	648,209	11.13
	Issuance of new non-voting common (Endicott)	—	3,785	—	—	3,785	—	3,785	340,111	11.13
	Issuance of new common (Other)	—	9,000	—	—	9,000	—	9,000	808,625	11.13
	Offering costs related to the Capital Raise	—	(1,172)	—	—	(1,172)	—	(1,172)	—

	Proforma, post-Acquisition and post-Closing Date	17,796	72,061	(117)	3,323	93,063	3,601	71,666	6,544,198	10.95

						Voting Shares Purchased			648,209	9.9%
						Non-Voting Shares Purchased			340,111	5.2%

1.4(5)						Total Purchased Shares			988,320	15.1%

(1)	The example contemplates an $11 million investment from Endicott, however, Endicott’s investment can be as much as $13 million
(2)	Shares issued to ABVA shareholders based on an assumed WFBI market price at close of $10.25/share. Includes all merger related adjustments including purchase accounting
(3)	Presented after-tax

Exhibit A

to Investment Agreement

ARTICLES OF AMENDMENT

To Amend the Articles of Incorporation

of

WASHINGTONFIRST BANKSHARES, INC.

Pursuant to Title 13.1 of the Code of Virginia, the undersigned Virginia bank holding company on this      day of                     , 2012, states as follows:

NAME OF THE CORPORATION

The name of the Virginia bank holding company is WashingtonFirst Bankshares, Inc.

AMENDMENT TO ARTICLES OF INCORPORATION

Article 3 of the Articles of Incorporation of WashingtonFirst Bankshares, Inc. (the “Corporation”) shall be and hereby is amended as follows:

1. Article 3.A is hereby deleted in its entirety and replaced with the following:

“A. In General. The aggregate number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 35,[500,000] shares, of which (i) 25,000,000 shares shall be common stock, par value $.01 per share (“Common Stock”), (ii) [500,000] shares shall be non-voting common stock, par value $.01 per share (“Non-Voting Common Stock”), and (iii) 10,000,000 shares shall be preferred stock, par value $5.00 per share (“Preferred Stock”). The relative powers, preferences, rights privileges, qualifications limitations and restrictions of the respective classes of capital stock of the Corporation are set forth below in this Article 3.”

2. Article 3.B(1) is hereby amended by replacing “10,000,000” with “25,000,000”.

3. The following is hereby inserted at the end of Article 3:

“D. Non-Voting Common Stock.

(1) In General. The Corporation shall be entitled to issue [500,000] shares of Non-Voting Common Stock. Except with respect to voting rights as provided in Section D(3) of this Article 3, Non-Voting Common Stock shall have the same preferences, limitations, and relative rights as, and shall be identical in all respects to, the Common Stock; provided, however, that any stock dividend on the Non-Voting Common Stock shall be payable solely in Non-Voting Common Stock.

(2) Subject to Preferred Stock. The Non-Voting Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(3) Voting. Except as required by the Virginia Stock Corporation Act and as cannot be abrogated with the denial of voting rights contained in the articles of incorporation of a Virginia corporation, the Non-Voting Common Stock shall have no right to vote on any matter submitted to a vote of shareholders of the Corporation; provided, however, that so long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not, without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, whether or not such approval is required by Virginia law, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock or (b) enter into any merger, share exchange or business consolidation unless the Non-Voting Common Stock is entitled to receive the same per share consideration in such merger, share exchange or business consolidation as the Common Stock.

(4) Conversion.

(a) Subject to Section D(4)(b) of this Article 3, each share of Non-Voting Common Stock shall be converted into one share of Common Stock (i) automatically, upon the permitted Transfer (as hereinafter defined) of such share of Non-Voting Common Stock, or (ii) at the election of the holder of such share of Non-Voting Common Stock. Each conversion of shares of Non-Voting Common Stock into shares of Common Stock shall be effected by the surrender of the certificate(s) evidencing book entry on the books and records of the Corporation’s transfer agent.

(b) Notwithstanding Section D(4)(a) of this Article 3, no share of Non-Voting Common Stock shall be converted into Common Stock if, as a result of such conversion, the holder of such share of Common Stock would (or would be deemed to), directly or indirectly, own, control or have power to vote more than 9.9% of any class of the Corporation’s voting securities. If the Board of Directors of the Corporation determines in good faith, which determination shall be final and binding:

(i) prior to the issuance of shares of Common Stock on conversion of Non-Voting Common Stock that the issuance of such shares of Common Stock would result in a violation of the ownership limitation contained in this Section (D)(4)(b) of this Article 3, the Board of Directors shall be entitled to refuse to issue on such conversion the shares of Common Stock that would cause the violation of such ownership limitation; and

(ii) after the issuance of shares of Common Stock on conversion of Non-Voting Common Stock that the issuance of such shares of Common Stock has resulted in a violation of the ownership limitation contained in this Section (D)(4)(b) of this Article 3, the Board of Director of the Corporation shall rescind such conversion to the extent it caused such violation, cancel the shares of Common Stock issued on conversion that caused such violation and re-issue in respect of such canceled shares of Common Stock the shares of Non-Voting Common Stock that were canceled on conversion.

(c) At least 15 calendar days before the record date for the annual meeting of holders of Common Stock, the Corporation shall provide to holders of Non-Voting Common Stock the total number of shares of the Corporation’s voting securities issued and outstanding as of a recent date.

(d) Upon the issuance of the shares of Common Stock converted in accordance with this Section D(4) of this Article 3, such shares shall be deemed to be duly authorized, validly issued, fully paid and nonassessable, and shall be free and clear of all liens, claims, security interests, charges and other encumbrances other than restrictions on transfer arising under federal and state securities laws. When shares of Non-Voting Common Stock have been converted in accordance with this Section D(4) of this Article 3, they shall be canceled and become authorized but unissued shares of Non-Voting Common Stock.

(e) The issuance of shares of Common Stock upon conversion of shares of Non-Voting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance of shares of Common Stock to a person other than the holder of the Non-Voting Common Stock converted.

(f) As used in this Section D(4) of this Article 3, the following terms shall have the meaning ascribed to them below:

“Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Person” means an individual, corporation, estate, trust, association, company, partnership or similar organization.

“Transfer” means any sale, transfer, assignment, conveyance, pledge, short sale or other disposition, direct or indirect change of control of the holder, or the issuance of any option or interest similar to an option to sell, transfer, assign, convey, pledge, or otherwise dispose.

(5) Anti-Dilution. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the Non-Voting Common Stock will, concurrently with the effectiveness of such event, be proportionately split, reclassified, combined, consolidated, reverse-split or otherwise, as appropriate, such that the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately following such event shall bear the same relationship to each other as did the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately prior to such event.

(6) Reservation of Shares. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; provided, however, that if at any time the number of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

APPROVAL OF AMENDMENT

The foregoing Amendment to the Articles of Incorporation was duly approved by the Board of Directors on                     , 2012. The foregoing Amendment to the Articles of Incorporation was proposed by the Board of Directors of the Corporation and submitted to the shareholders of the Corporation in accordance with the Virginia Stock Corporation Act for a vote on                     , 2012. There were              shares of the Corporation’s common stock entitled to vote at the meeting and              of such shares were cast in favor of the

Amendment and              of such shares were cast against the Amendment, which vote was sufficient for approval of the Amendment.

[Signature Page Immediately Follows]

I am an officer of the Corporation and I have executed these Articles of Amendment on the Corporation’s as of the date first written above.

WASHINGTONFIRST BANKSHARES, INC.

Shaza L. Andersen
Chief Executive Officer

[Signature Page to Amendment to Articles of Incorporation]

COMPANY DISCLOSURE SCHEDULE

Pursuant to that certain Investment Agreement, dated as of June 20, 2012 (the “Agreement”), by and between WashingtonFirst Bankshares, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia (“WFBI”), and Castle Creek Capital Partners IV, L.P., a limited partnership organized under the laws of Delaware (the “Purchaser”), WFBI hereby delivers this Company Disclosure Schedule (as defined in the Agreement) to Purchaser. Terms defined in the Agreement and used but not otherwise defined in this Company Disclosure Schedule have the respective meanings given them in the Agreement.

In no event shall the listing of any agreements or other matters set forth in this Company Disclosure Schedule be deemed or interpreted to broaden or otherwise amplify WFBI’s representations and warranties, covenants or agreements contained in the Agreement, and nothing in this Company Disclosure Schedule shall influence the construction or interpretation of any of the representations and warranties contained in the Agreement. The headings contained in this Company Disclosure Schedule are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in this Company Disclosure Schedule or the Agreement. Furthermore, the disclosure of a particular item of information in this Company Disclosure Schedule shall not be taken as an admission by WFBI that such disclosure is required to be made under the terms of any of such representations and warranties. Any information provided in this Company Disclosure Schedule does not constitute an admission by WFBI that such information is “material” as that term is used in the Agreement. Also, matters reflected in this Company Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected herein; such additional matters are included for information purposes.

Any matter disclosed in the Company Reports (and then (i) only to the extent reasonably apparent in the Company Reports that such disclosed item is an event, item or occurrence that relates to a matter covered by a representation or warranty set forth in Article II of the Agreement and (ii) other than (a) any information that is contained in the “Risk Factors” section of the Company Reports and (b) any forward-looking statements that are similarly predictive or forward-looking in nature contained in the Company Reports) shall be deemed an exception to representations and warranties set forth in Article II of the Agreement. Disclosure of any item in any section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section of the Company Disclosure Schedule to which the applicability of such item is clear and evident on its face.

Section and subsection references contained in the schedules hereto are to the sections and subsections of the Agreement pursuant to which the information is being disclosed. This preamble is expressly made part of this Company Disclosure Schedule and hence a part of the Agreement. Disclosure in any section of the Company Disclosure Schedule shall apply only to the indicated section of the Agreement, except to the extent that it is reasonably apparent that such disclosure is relevant to another section of the Agreement.

1

WFBI DISCLOSURE SCHEDULE

Section 2.1	Organization and Authority
Section 2.2	Capitalization of WFBI
Section 2.3	Authorization
Section 2.4	Accounting Matters
Section 2.5	Financial Statements
Section 2.6	Books of Account; Corporate Records
Section 2.7	Regulatory Reports
Section 2.8	Bank
Section 2.10	Absence of Certain Changes
Section 2.11	Litigation and Other Proceedings
Section 2.13	Tax and Regulatory Treatment
Section 2.14	Taxes
Section 2.15	Loans
Section 2.15(d)	Company Sold Loans
Section 2.16	Absence of Undisclosed Liabilities
Section 2.17	Compliance with Laws
Section 2.19	Fairness Opinion
Section 2.20	Environmental Matters
Section 2.25	Brokers and Finders
Section 5.6	Subscription Rights

2

Section 2.1

Organization and Authority

Nothing to disclose.

3

Section 2.2

Capitalization of WFBI

WFBI intends to enter into the Other Investment Transactions.

Subject to the requisite shareholder approval, WFBI intends to amend its articles of incorporation to provide for the Non-Voting Stock in the form attached as Exhibit A to the Agreement

4

Section 2.3

Authorization

(b) Nothing to disclose.

5

Section 2.4

Accounting Matters

In April 2011, BDO USA LLP (“BDO”) presented its Audit Wrap Up dated December 31, 2010, in which BDO identified the following deficiencies in WFBI’s internal controls: (a) management should review its calculations and supporting workpapers related to income tax accruals in a timely manner and seek to enhance its tax accrual workpapers; and (b) the use by WFBI of an Excel spreadsheet as its fixed assets ledger during a transitional period prior to conversion of its core processor. Management has taken steps to rectify both of these deficiencies, and discussed such actions at its April 2012 Audit Committee meeting.

6

Section 2.5

Financial Statements

Nothing to disclose.

7

Section 2.6

Books of Account, Corporate Records

Nothing to disclose.

8

Section 2.7

Regulatory Reports

Nothing to disclose.

9

Section 2.8

Bank

The Bank has been advised by the Virginia State Corporation Commission, Bureau of Financial Institutions (“BFI”) to submit an application to establish a bank branch at its corporate office located at 11921 Freedom Drive, Suite 250, Reston, Virginia 20190 (“Corporate Office”). Although the Bank does not take deposits at the Corporate Office or conduct any other traditional banking activities from that location, the Bank management does make loan and other credit decisions at the Corporate Office. Accordingly, the BFI has requested that the Bank obtain authority to operate as a bank branch from that location. The Bank’s applications to the appropriate regulatory authorities are in process.

10

Section 2.10

Absence of Certain Changes

Beginning in May 2011, WF Bank began accepting deposits from foreign embassies, consulates and missions (the “Foreign Embassies”) for the limited purpose of permitting such Foreign Embassies to pay the routine expenses of their operations in the United States. As of December 31, 2011, Foreign Embassies account balances totaled $72,224,262. In December 2011, WF Bank management made the decision to exit the business of providing banking services to all Foreign Embassies effective April 30, 2012. As of May 3, 2012, WF Bank has 93,890.68 in Foreign Embassy deposits and expects this number to be reduced to zero in the near term.

11

Section 2.11

Litigation and Other Proceedings

(a) The Bank is a named defendant in the litigation styled Andre Kryakov v. WashingtonFirst Bank et al., in the Superior Court for the District of Columbia, Civil Action No. 2009 CA 004540 R (RP) (the “Litigation”). The Litigation challenges title to real property located 3802 T Street, N.W. (the “Property”), which is presently owned by the Bank’s borrower, ART3802 T, LLC (“ART3802”). Andre Kryakov (a Russian national) purchased the Property on August 21, 2006 as his residence. Mr. Kryakovv alleges that title to the Property was illegally transferred from him while he was absent from the United States between July 1, 2005 and March 20, 2009. Mr. Kryakov seeks to void the March 16, 2009 Deed transferring title to ART3802 (the “Deed”) and a March 16, 2009 Purchase Money Construction Deed of Trust in favor of WF Bank (the “Deed of Trust”). It is not alleged that ART3802 or the Bank participated in any wrongful activities or that they had knowledge of any improper conduct.

12

Section 2.13

Tax and Regulatory Treatment

Nothing to disclose.

13

Section 2.14

Taxes

Nothing to disclose.

14

Section 2.15

Loans

(b) The response to Section 2.11(a) is incorporated by reference into this section.

15

Section 2.15(d)

Company Sold Loans

Nothing to disclose.

16

Section 2.16

Absence of Undisclosed Liabilities

Nothing to disclose.

17

Section 2.17

Compliance with Laws

(a) The response to Section 2.8 is incorporated by reference into this section.

(b) The FDIC’s Final Report of Examination of the Bank, prepared as of October 31, 2011, identified certain deficiencies with the Bank’s procedures regarding the Bank Secrecy Act and Information Technology. The Board of Directors of the Bank (the “Board”) determined it would be appropriate to implement a program of corrective action to eliminate the deficiencies denoted within the FDIC’s Report of Examination. Accordingly, on February 27, 2012 the Board passed a Resolution enumerating the corrective actions to be taken by the Bank to address the noted deficiencies, and affirming the Bank’s commitment to move in good faith to comply promptly and fully with the requirements set forth in the Resolution.

18

Section 2.19

Fairness Opinion

Nothing to disclose.

19

Section 2.20

Environmental Matters

Nothing to disclose.

20

Section 2.25

Brokers and Finders

The following fees will be paid by WFBI in connection with the Agreement and the transactions contemplated thereby: (a) $742,500 to Suntrust Robinson Humphrey; (b) $160,000 to Paragon Capital Group LLC; and (c) 1% of the committed amount of any capital raised from Community BanCapital, L.P. (such 1% fee is presently estimated to be $30,000).

21

Section 5.6

Subscription Rights

For the avoidance of doubt, Section 5.6 shall not apply to the Other Investment Transactions.

22